Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New England Realty Associates Limited Partnership (the “Partnership”) on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harold Brown, the Treasurer and a Director of the Partnership’s General Partner, NewReal, Inc., certify, pursuant to 18.U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)                      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ HAROLD BROWN

Harold Brown
Principal Financial Officer
(Treasurer and Director of
the Partnership’s General Partner,
NewReal, Inc.)

May 10, 2007

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED
PARTNERSHIP

By:	/s/ NEWREAL, INC.
Its General Partner

By:	/s/ RONALD BROWN
Ronald Brown, President

Dated: May 10, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD BROWN	President and Director of the General Partner	May 10, 2007
Ronald Brown	(Principal Executive Officer)

/s/ HAROLD BROWN	Treasurer and Director of the General Partner	May 10, 2007
Harold Brown	(Principal Financial Officer and Principal
Accounting Officer)